UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2017

          WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on June 29, 2017 beginning at approximately 10:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the fourth quarter of fiscal 2017 (the fiscal quarter ended May 31, 2017) and for fiscal 2017 (the fiscal year ended May 31, 2017). Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”).

In the conference call, management referred to quarterly and annual earnings per share excluding restructuring for each of the Registrant’s fiscal quarter and fiscal year ended May 31, 2017. Each represents a non-GAAP financial measure and is used by management as a measure of operating performance. Earnings per share, excluding restructuring, is calculated by adding restructuring and other expense (after-tax) to net earnings attributable to controlling interest, and dividing the result by the average diluted common shares for the period. The difference between the GAAP-based financial measure of diluted earnings per share attributable to controlling interest and the non-GAAP financial measure of diluted earnings per share, excluding restructuring for the three and twelve months ended May 31, 2017, as mentioned in the conference call, is outlined below:

	Three Months Ended May 31, 2017
(in thousands, except per share amounts)	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest	Earnings per Diluted Share
GAAP	$70,859	$91,218	$30,635	$56,494	$0.87
Restructuring and other expense	417	417	(140)	277	-
Non-GAAP	$71,276	$91,635	$30,495	$56,771	$0.87

	Twelve Months Ended May 31, 2017
(in thousands, except per share amounts)	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest	Earnings per Diluted Share
GAAP	$213,121	$297,127	$79,190	$204,515	$3.15
Restructuring and other expense	6,411	6,411	(2,154)	4,257	0.07
Non-GAAP	$219,532	$303,538	$77,036	$208,772	$3.22

In the conference call, management referred to operating income, excluding restructuring, for each of the Registrant’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments for the fiscal quarter ended May 31, 2017. These represent non-GAAP financial measures and are used by management as a measure of operating performance. Operating income, excluding restructuring, is calculated by adding restructuring and other expense to operating income. The difference between the GAAP-based measure of operating income and the non-GAAP financial measure of operating income, excluding restructuring, for the fiscal quarter ended May 31, 2017, as mentioned in the conference call, is outlined below for the Registrant’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments.

	Three Months Ended May 31, 2017
(in thousands)	Steel Processing	Pressure Cylinders	Engineered Cabs	Other	Consolidated
GAAP	$54,225	$18,618	$(460)	$(1,524)	$70,859
Restructuring and other expense	332	246	(159)	(2)	417
Non-GAAP	$54,557	$18,864	$(619)	$(1,526)	$71,276

In the conference call, management referred to adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) for the Registrant’s fiscal year ended May 31, 2017. This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Adjusted EBITDA is calculated by adding restructuring and other expense, interest expense, tax expense and depreciation and amortization to net earnings attributable to controlling interest. The difference between the GAAP-based measure of net earnings attributable to controlling interest and the non-GAAP financial measure of adjusted EBITDA for the fiscal year ended May 31, 2017, as mentioned in the conference call, is outlined below.

May 31,
FISCAL YEAR ENDED (In thousands)	2017

Net earnings attributable to controlling interest	$204,515
Restructuring and other expense (pre-tax)	6,411
Interest expense	29,796
Income tax expense	79,190
Adjusted earnings before interest and taxes (Adjusted EBIT) [1]	$319,912
Depreciation and amortization	86,793
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) [1]	$406,705

[1] Excludes the impact of the noncontrolling interest.

Item 9.01.	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Fourth Quarter of Fiscal 2017 (Fiscal Quarter ended May 31, 2017) and Fiscal 2017 (Fiscal year ended May 31, 2017), held on June 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.
Date: July 6, 2017
	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel & Secretary